Exhibit 99.1

HERITAGE COMMERCE CORP

INVESTOR PRESENTATION

JULY 2008

WALT T. KACZMAREK                                                 LAWRENCE D. MCGOVERN
PRESIDENT                                                         EXECUTIVE VICE PRESIDENT
CHIEF EXECUTIVE OFFICER                                                                                                                     CHIEF FINANCIAL OFFICER
HERITAGE COMMERCE CORP                                                                                                                   HERITAGE COMMERCE CORP

Forward Looking Statement Disclaimer

This presentation may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include, but are not necessarily limited to, the Company’s ability to sustain dividend payments, fluctuations in interest rates and monetary policy established by the Federal Reserve, inflation, government regulations, general economic conditions, competition within the business areas in which the Company is conducting its operations, including the real estate market in California, the ability to recognize identified cost savings, and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases.